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                                                                     EXHIBIT 5.1

             [LETTERHEAD OF SHUMACKER WITT GAITHER & WHITAKER, P.C.]



                                November 26, 2003



Board of Directors
ebank Financial Services, Inc.
2410 Paces Ferry Road, Suite 190
Atlanta, GA  30339

Gentlemen:

You have requested our opinion concerning certain matters in connection with the Registration Statement on Form SB-2 (the "Registration Statement") to be filed by ebank Financial Services, Inc. (the "Company") with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), relating to the offer and sale by the Company of up to 3,703,704 additional shares of the Company's Common Stock, $0.01 par value per share ("Common Stock") pursuant to the terms of the offering described in the prospectus (the "Prospectus") contained in the Registration Statement (the "Offering").

In connection with the following opinions, we have examined and have relied upon such documents, records, certificates, statements and instruments as we have deemed necessary and appropriate to render the opinions herein set forth. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the originals of all documents submitted to us as copies.

Based upon and subject to the foregoing, it is our opinion that:

1. The Company is duly incorporated and validly existing under the laws of the State of Georgia.

2. The offer and sale of up to 3,703,704 additional shares of the Company's Common Stock for issuance in accordance with the terms of the Offering as described in the Prospectus, and the issuance of such shares of Common Stock pursuant to subscriptions accepted by the Company under the Offering in accordance with its terms, have been duly authorized and approved by the Company's Board of Directors, approval by the Company's shareholders not being required.

3. The issuance of up to 3,703,704 additional shares of Common Stock, when and if issued pursuant to the offer and sale thereof in accordance with the terms of the Offering as set


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OPINION OF SHUMACKER WITT GAITHER & WHITAKER, P.C.
NOVEMBER 26, 2003
PAGE 2 OF 2

         forth in the Registration Statement, will result in such shares being duly authorized, legally and validly issued, fully paid and non-assessable shares of the Company's Common Stock.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the caption "Legal Opinions" in the Prospectus to be delivered to Plan participants pursuant to the Registration Statement.


                                   SHUMACKER, WITT, GAITHER & WHITAKER, P.C.

                                   /s/  Shumacker Witt Gaither & Whitaker, P.C.